UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

As previously disclosed, on January 9, 2023, Liquidia Technologies, Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of Liquidia Corporation, a Delaware corporation (the “Parent”) entered into a Revenue Interest Financing Agreement (the “Agreement”) with HealthCare Royalty Partners IV, L.P. (the “Investor”) and HealthCare Royalty Management, LLC, pursuant to which and subject to the terms and conditions contained therein, the Investor agreed to pay the Company an aggregate investment amount of up to $100.0 million (the “Investment Amount”). Under the terms of the Agreement, $32.5 million of the Investment Amount was to be funded at the initial closing, which occurred on January 27, 2023 (the “Initial Closing Date”).

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on January 7, 2021, Parent entered into an Amended and Restated Loan and Security Agreement (the “SVB Loan”) with Silicon Valley Bank (“SVB”), as lender, administrative agent, and collateral agent, SVB Innovation Credit Fund VIII, L.P., the Company, the Parent, and Liquidia PAH, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Liquidia PAH” and together with the Parent and the Company, the “Company Group”).

On the Initial Closing Date, the SVB Loan was terminated upon the receipt by SVB of a payoff amount of $22,356,635 from the Company Group. The pay-off amount paid by the Company in connection with the termination of the SVB Loan was made pursuant to a pay-off letter (the “Termination Letter”) and included payment of $1.0 million as a prepayment fee. As a result, the SVB Loan, together with all documents and agreements executed in connection therewith, have terminated and all liens associated therewith have been released as of the Initial Closing Date. Pursuant to the Termination Letter and in accordance with the terms of the SVB Loan, the Company Group continues to be bound by certain terms under the SVB Loan that customarily survive the termination of similar agreements, including, without limitation, certain indemnification obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer